EXHIBIT 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of June 30, 2000, between SPORTSLINE.COM, INC, a Delaware corporation (the "Company") and Michael Levy.

         The Company and the Executive have heretofore entered into an Amended and Restated Employment Agreement dated as of January 28, 2000 (the "Agreement") (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement). The Compensation Committee ("Compensation Committee") of the Board of Directors of the Company (the "Board") has agreed to amend the Agreement to clarify certain provisions thereof.

         NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

         1. Amendments. Effective as of the date hereof, Section 5(c) of the Agreement shall be amended in its entirety to read as follows:

              "(a) Stock Options. During the Term, the Executive shall be entitled to receive stock option grants, no less frequently than annually. The number of stock options and the terms and conditions of stock options granted to the Executive shall be determined by the Compensation Committee in its discretion; provided, that beginning in 2000, the Executive shall be granted stock options to purchase at least 175,000 shares of the Company's common stock during each calendar year.

                  In addition, effective August 10, 1999, the Company will grant to the Executive pursuant to the Company's 1997 Incentive Compensation Plan (the "Plan") non-qualified stock options (the "Options") to purchase 200,000 shares of the Company's common stock, at an exercise price equal to the closing price per share of the common stock on August 10, 1999, as reported by Nasdaq. The Options shall be granted pursuant to and subject to the terms and conditions of the Plan and shall have a ten-year term. Notwithstanding anything in the Plan or the forms of agreements evidencing the Options to the contrary, the Options shall vest and become exercisable in full on the earliest to occur of: (i) August 10, 2004; or (ii) the first business day of the calendar quarter immediately following the calendar quarter in which the Company first achieves positive EBITDA."

         2. Effective Date. This Amendment shall be effective upon its execution by the Company and the Executive.

         3. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

         4. No Other Modification. Except as otherwise expressly modified by the terms and provisions of this Amendment, the Agreement shall remain in full force and effect, and is hereby in all respects confirmed and ratified by the parties hereto.

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         5. References to Agreement. From and after the effective date hereof, each reference in the Agreement to "this Agreement", "hereto", "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as modified and amended by this Amendment.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment to Employment Agreement as of the date first written above.

                                            SPORTSLINE.COM, INC


                                            By: /S/ KENNETH W. SANDERS
                                               ---------------------------------
                                            Name: Kenneth W. Sanders
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


                                            /S/ MICHAEL LEVY
                                            ------------------------------------
                                            Michael Levy